Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement to Form S-3 of our report dated March 28, 2022, relating to the consolidated financial statements of Bakkt Holdings, Inc. (f/k/a VPC Impact Acquisition Holdings), which is contained in Exhibit 99.1 to Form 8-K (File No. 001-39544), filed on April 5, 2022. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 20, 2023